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                                                                     EXHIBIT 5.1


                             HOGAN & HARTSON L.L.P.
                                 COLUMBIA SQUARE
                           555 THIRTEENTH STREET, N.W.
                           WASHINGTON, D.C. 20004-1109
                               TEL (202) 637-5600
                               FAX (202) 637-5910


                                 August 5, 2002



Board of Trustees
Colonial Properties Trust,
     as General Partner of Colonial Realty
     Limited Partnership
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama  35202


Ladies and Gentlemen:

                  We are acting as counsel to Colonial Realty Limited Partnership, a Delaware limited partnership (the "Partnership"), of which Colonial Properties Trust, an Alabama real estate investment trust ("CPT"), is the sole general partner, in connection with the Partnership's registration statement on Form S-3 (File No. 333-42049) (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of the Partnership's unsecured debt securities that may be offered and sold by the Partnership from time to time as set forth in a prospectus and one or more supplements thereto, all of which form a part of the Registration Statement. This opinion letter is rendered in connection with the proposed public offering of $100,000,000 aggregate principal amount of the Partnership's 6.875% Senior Notes due August 15, 2012 (the "Notes") as described in a Prospectus dated June 7, 2000 (the "Base Prospectus"), as supplemented by a Prospectus Supplement dated July 31, 2002 (the "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R.
Section 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       Executed copy of the Registration Statement.

                  2.       The Base Prospectus and the Prospectus Supplement.

                  3. Executed copy of the Indenture, dated as of July 22, 1996, as supplemented December 31, 1998 (the "Indenture"), between the Partnership and Deutsche

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Board of Trustees
August 5, 2002
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                           Bank Trust Company Americas (formerly Bankers Trust
                           Company), as trustee (the "Trustee").

                  4.       Specimen copy of the Notes.

                  5. Executed copy of the Underwriting Agreement, dated July 31, 2002 by and among the Partnership, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Wells Fargo Securities, LLC.

                  6. Certificate of Limited Partnership of the Partnership, as filed in the office of the Secretary of State of the State of Delaware on August 9, 1993, as amended, certified as of the date hereof by the Secretary of CPT, in its capacity as general partner of the Partnership, as being complete, accurate and in effect.

                  7. Third Amended and Restated Agreement of Limited Partnership, dated as of October 19, 1999, as amended, certified as of the date hereof by the Secretary of CPT, in its capacity as general partner of the Partnership, as being complete, accurate and in effect.

                  8. Declaration of Trust of CPT, as certified by the Secretary of CPT as of the date hereof as being complete, accurate and in effect.

                  9. Bylaws of CPT, as certified by the Secretary of CPT as of the date hereof as being complete, accurate and in effect.

                  10. Resolutions of the Board of Trustees of CPT adopted on April 18, 2000, relating to the filing by the Partnership of the Registration Statement and related matters, resolutions of the Board of Trustees of CPT adopted on July 25, 2002, and written consent of the sole member of the Pricing Committee of the Board of Trustees of CPT dated July 31, 2002, relating to the sale and authorization of the Notes by the Partnership and arrangements in connection therewith (collectively, the "Resolutions"), each as certified by the Secretary of CPT on the date hereof as being complete, accurate and in effect.

                  11. Opinion letter, of even date herewith, of Sirote & Permutt, P.C., special counsel to the Partnership in the State of Alabama.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on applicable provisions of (i) the Delaware Revised Uniform Limited Partnership Act, as amended, (ii) the Alabama Real Estate

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Board of Trustees
August 5, 2002
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Investment Trust Act of 1995 and (iii) New York contract law (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York), and we express no opinion herein as to any other laws, statutes, ordinances, rules or regulations (such as federal or state securities or "blue sky" laws). As used herein, the terms "Alabama Real Estate Investment Trust Act of 1995" and "Delaware Revised Uniform Limited Partnership Act" include the statutory provisions contained therein, all applicable provisions of the Alabama Constitution and the Delaware Constitution and reported judicial decisions interpreting these laws. In rendering this opinion letter, we are relying, to the extent that the laws of Alabama are relevant (without any independent verification or investigation), upon the opinion letter of Sirote & Permutt, P.C., special counsel to the Partnership in the State of Alabama, described in paragraph 11 above, with respect to the matters addressed therein.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that, when authenticated, executed and delivered in accordance with the Indenture against payment of the consideration for the Notes specified in the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfer and preferential transfers), and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether the enforceability of the Notes is considered in a proceeding at law or in equity).

                  The opinion as to enforceability expressed above shall be understood to mean only that, if there is a default in performance of an obligation, (a) if a failure to pay or other damage can be shown and (b) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth above, the court will provide a money damage (or perhaps an injunctive or specific performance) remedy.

                  For the purposes of this opinion letter, we have assumed that
(i) the Trustee has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Indenture and has complied with all legal requirements pertaining to its status as such status relates to the Trustee's right to enforce the Indenture against the Partnership, (ii) the Trustee has duly authorized, executed and delivered the Indenture, (iii) the Trustee is validly existing and in good standing in all necessary jurisdictions, (iv) the Indenture constitutes a valid and binding obligation, enforceable against the Trustee in accordance with its terms, (v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, execution and delivery of the Indenture, and the conduct of all parties to the Indenture has complied with any requirements of good faith, fair dealing and conscionability, and (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Indenture. We also have assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter unless a reported decision of a federal court or a court in the applicable jurisdiction has established its unconstitutionality or invalidity.

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Board of Trustees
August 5, 2002
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                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared for your use in connection with the filing by the Partnership of its Current Report on Form 8-K on the date hereof, which report will be incorporated by reference into the Registration Statement and speaks as of the date hereof.

                                    * * * * *

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the above-described Current Report on Form 8-K and to the reference to this firm under the caption "Legal Matters" in the Base Prospectus and Prospectus Supplement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                Very truly yours,

                                /s/ HOGAN & HARTSON L.L.P.

                                HOGAN & HARTSON L.L.P.